EXHIBIT 99.1

Contact:	John L. Morgan
763-520-8500

FOR IMMEDIATE RELEASE

WINMARK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

Minneapolis, MN (October 15, 2002) — Winmark Corporation today reported net income for the third quarter ended September 28, 2002 of $1,058,700, or $.17 per share diluted, compared to net income of $1,250,700, or $.21 per share diluted, in the third quarter of 2001. Included in the results for the third quarter of 2001 is a $879,000 pre-tax gain, resulting from certain nonrecurring events including the final settlement of amounts due from the August 2000 sale of Computer Renaissance®.

For the nine months ended September 28, 2002 net income was $2,858,600, or $.47 per share diluted, compared to net income of $2,605,500, or $.46 per share diluted, for the same period last year.

John L. Morgan, Chairman and Chief Executive Officer, stated, “On a comparative basis with last year, the operating earnings for this quarter met management’s expectations. While this demonstrates our ability to grow profits from our existing business, we continue to focus on the sales growth of our franchisees as the way to grow our business.”

Winmark Corporation develops franchises and operates value-oriented retail concepts for stores that buy, sell, trade and consign used and new merchandise. At September 28, 2002, the Company had 836 stores in operation and an additional 18 franchises awarded but not open. Of the stores in operation, there were 482 Play It Again Sports®, 225 Once Upon A Child®, 56 Music Go Round® and 73 Plato’s Closet® stores.

This press release contains forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), relating to future events or the future financial performance of the Company including statements with respect to the growth of our business and future results from operations. Such forward-looking statements are only predictions or statements of intention subject to risks and uncertainties and actual events or results could differ materially from those anticipated. Because actual result may differ, shareholders and prospective investors are cautioned not to place undue reliance on such forward-looking statements.

WINMARK CORPORATION
CONDENSED BALANCE SHEETS

	(Unaudited) September 28, 2002	December 29, 2001

ASSETS
Current Assets:
Cash and cash equivalents	$375,500	$1,053,000
Short-term investments	6,225,000	2,934,500
Receivables, less allowance for doubtful accounts of $509,700 and $576,000	2,879,200	3,308,800
Inventories	897,300	1,084,100
Prepaid expenses and other	652,400	667,800
Deferred income taxes	1,598,000	1,598,000

Total current assets	12,627,400	10,646,200

Long-term investments	2,000,000	—
Long-term receivables, net	151,400	124,100
Property and equipment, net	394,200	738,100
Other assets, net	707,000	780,600

	$15,880,000	$12,289,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,898,300	$1,794,700
Accrued liabilities	2,829,200	2,885,500
Current maturities of long-term debt	—	41,500
Current deferred revenue	583,200	515,600

Total current liabilities	5,310,700	5,237,300

Long-term debt, less current maturities	—	158,000

Deferred gain on sale of building	135,900	273,300

Shareholders’ Equity:
Common stock, no par, 10,000,000 shares authorized, 5,717,197 and 5,383,354 shares issued and outstanding	3,238,300	1,376,000
Common stock warrants	—	822,000
Other comprehensive income (loss)	(85,900)	—
Retained earnings	7,281,000	4,422,400

Total shareholders’ equity	10,433,400	6,620,400

	$15,880,000	$12,289,000

WINMARK CORPORATION
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)

	Quarter Ended		Nine Months Ended
	September 28, 2002	September 29, 2001	September 28, 2002	September 29, 2001
REVENUE:
Merchandise sales	$3,689,200	$4,805,700	$12,106,800	$14,625,900
Royalties	3,950,900	3,906,300	12,422,000	11,801,300
Franchise fees	337,500	210,500	595,000	518,000
Other	207,700	211,800	607,500	583,400

Total revenue	8,185,300	9,134,300	25,731,300	27,528,600

COST OF MERCHANDISE SOLD	2,859,300	3,948,400	9,776,100	12,210,300

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	3,617,700	3,564,800	11,366,100	11,397,400

GAIN ON SALE OF COMPUTER RENAISSANCE	—	879,000	—	1,112,300

Income from operations	1,708,300	2,500,100	4,589,100	5,033,200

INTEREST INCOME	69,900	68,400	202,700	241,000

INTEREST EXPENSE	(13,700)	(511,400)	(40,600)	(988,800)

Income before income taxes	1,764,500	2,057,100	4,751,200	4,285,400

PROVISION FOR INCOME TAXES	(705,800)	(806,400)	(1,892,600)	(1,679,900)

NET INCOME	$1,058,700	$1,250,700	$2,858,600	$2,605,500

NET INCOME PER COMMON SHARE—BASIC	$.19	$.23	$.52	$.48

WEIGHTED AVERAGE SHARES OUTSTANDING—BASIC	5,664,647	5,392,254	5,517,103	5,390,314

NET INCOME PER COMMON SHARE—DILUTED	$.17	$.21	$.47	$.46

WEIGHTED AVERAGE SHARES OUTSTANDING—DILUTED	6,178,645	5,859,162	6,046,884	5,654,659